Exhibit 23.1

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-68894 on Form S-3D of CNB Financial Corporation of our report dated March 14, 2008 with respect to the consolidated financial statements of CNB Financial Corporation, and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of CNB Financial Corporation for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Cleveland, Ohio

March 14, 2008